UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2016
AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2016 Incentive Compensation
On March 10, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of American Equity Investment Life Holding Company (the “Company”) approved short-term incentive compensation for certain Company employees, including the Company's named executive officers. Short-term incentive compensation for fiscal year 2016 will be paid, if earned, in cash pursuant to the Company's Short-Term Performance Incentive Plan, which has previously been filed, and tied to threshold, target and maximum performance goals established with respect to Invested Asset Growth, weighted at 50%, and Return (based upon operating income) on Average Equity (excluding AOCI and fair value changes in derivatives and embedded derivatives), weighted at 50%, with threshold, target and maximum award opportunities for fiscal year 2016 at 25%, 50% and 100% of salary respectively.
The Committee also approved, subject to Board of Directors and shareholder approval, a 2016 Employee Incentive Plan (the “Plan”). The Company plans to seek shareholder approval of the Plan at the 2016 annual meeting of shareholders. Long-term incentive compensation in the form of restricted stock units was granted to certain Company employees, including the Company’s named executive officers, under the Plan, subject to shareholder approval of the Plan. If approved, the restricted stock units will be tied to threshold and target performance goals for the three-year period ended December 31, 2018, established with respect to Invested Asset Growth, Operating Income and Return (based upon operating income) on Average Equity (excluding AOCI and fair value changes in derivatives and embedded derivatives), each weighted at 33-1/3%. The number of restricted stock units granted was equal to 40% or 65% of current base salary based upon the closing price of the Company's common stock on March 10, 2016. 50% of the restricted stock units granted will be earned if the Company meets threshold performance goals, and 100% of the restricted stock units granted will be earned if the Company meets target performance goals.
2015 Equity Grants
The Committee also authorized the Company to cancel the restricted stock grants made to certain employees, including the Company’s named executive officers, in 2015. Additionally, the Committee approved an amendment to the restricted stock unit award agreements for awards of restricted stock units made to certain employees of the Company, including the named executive officers, on February 24, 2015. The amendment specifies that the value of such restricted stock units on the Payment Date (as defined in the restricted stock unit award agreement) shall be paid in cash rather than shares of the Company’s common stock and does not change the underlying performance goals, award size or any other provision of the award. The cancellation of restricted stock grants and amendment of the restricted stock unit awards were authorized due to an administrative issue with the 2009 Employee Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2016	AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

	By:	/s/ John M. Matovina
	Name:	John M. Matovina
	Title:	Chief Executive Officer and President